UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

LOWE’S COMPANIES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe’s Blvd.,	Mooresville,	NC	28117
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:			(704)	758-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 per share	LOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2020, the Board of Directors of Lowe’s Companies, Inc. (the “Company”) promoted Dan Clayton Griggs, Jr. to Vice President, Chief Accounting Officer, and designated Mr. Griggs as the Company’s principal accounting officer, effective as of October 3, 2020. Upon the effective date of Mr. Griggs’s appointment, David M. Denton will cease to serve as principal accounting officer but will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and principal financial officer. Mr. Griggs has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Griggs, age 42, has served as the Company’s Vice President, Corporate Controller since May 2019. Prior to joining the Company, Mr. Griggs served, from March 2019 to May 2019, as Vice President, Corporate Accounting and, from October 2015 to March 2019, Technical Accounting Director at CommScope, Inc., a global network infrastructure provider. Prior to that, Mr. Griggs served in various roles within the Company’s finance organization from 2005 to 2015, including serving as the Company’s Director, Corporate Accounting from June 2013 to October 2015 and Director, Consolidation & Financial Reporting from May 2011 to June 2013. Mr. Griggs is a certified public accountant and holds Bachelor of Science degrees in Accounting and Finance from University of North Carolina at Charlotte and a Master of Business Administration degree from Lenoir-Rhyne University.

Pursuant to his promotion to the Company’s Vice President, Chief Accounting Officer, the Company and Mr. Griggs entered into an offer letter (the “Offer Letter”). Pursuant to the Offer Letter, during the term of his employment with the Company, Mr. Griggs will receive (i) an annual base salary of $310,000, (ii) eligibility for an annual cash incentive bonus with a target payout of 50% of Mr. Griggs’s annual base salary, and (iii) eligibility for an annual equity incentive award grant (consisting of a mixture of performance-based restricted share units, time-based restricted shares, and stock options) with a target award value equal to $200,000. Mr. Griggs is also eligible to participate in his current level of benefits and vacation available to senior executives of the Company generally.

The foregoing summary of Mr. Griggs’s compensation and terms of employment generally is not complete and is qualified in its entirety by the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the current fiscal quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary